Exhibit 1.1

EXECUTION VERSION

Core & Main, Inc.

15,000,000 Shares of Class A Common Stock

Underwriting Agreement

December 6, 2023

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I hereto,

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

Ladies and Gentlemen:

Certain stockholders of Core & Main, Inc., a Delaware corporation (the “Company”), listed in Schedule II hereto (the “Selling Stockholders”) propose severally, subject to the terms and conditions stated herein, to sell to the several underwriters listed in Schedule I hereto (the “Underwriters” and to the extent there is only a single underwriter, the term “Underwriters” shall be deemed to refer to the single Underwriter, mutatis mutandis), for whom Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives” and to the extent there is only a single representative, the term “Representatives” shall be deemed to refer to a single Representative, mutatis mutandis), an aggregate of 15,000,000 shares (the “Firm Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). In addition, the Selling Stockholders propose severally, subject to the terms and conditions stated herein, to sell, at the option of the Underwriters, up to 2,250,000 additional shares of the Class A Common Stock (collectively, the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares.”

The Company is a holding company and the general partner of Core & Main Holdings, LP, a Delaware limited partnership (“Holdings”), and the Company’s primary material asset is a controlling direct and indirect ownership interest in Holdings. As the sole general partner of Holdings, the Company operates and controls all of its businesses and affairs through Holdings and its subsidiaries, including Core & Main LP, a Florida limited partnership. The Company and Holdings are collectively referred to herein as the “Company Parties”.

1. The Company Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-267437) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto, became effective upon filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company Parties, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this underwriting agreement (this “Agreement”), is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(b) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information (as defined in Section 2(f) and Section 11(c), respectively, hereof);

(c) For the purposes of this Agreement, the “Applicable Time” is 4:35 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, and the other information listed in Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 6(a) hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule III(a) or Schedule III(c) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information;

(f) Except as otherwise set forth or contemplated in the Pricing Disclosure Package: (i) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and (iii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the (x) capital stock or outstanding equity, as applicable, of the Company or its subsidiaries (other than as a result of (1) the exercise of any option, warrant, the settlement of any option, deferred stock unit or vesting or settlement of any profit unit, appreciation right or restricted stock unit pursuant to the Company’s equity compensation plans that are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (2) the issuance of shares of Class A Common Stock upon exchange of a corresponding number of limited partner interests of Holdings (the “Partnership Interests”), together with the retirement of a corresponding number of shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) in accordance with the terms of the Exchange Agreement (as amended) (an “Exchange”), or (3) the issuance of shares of Class A Common Stock pursuant to the Company’s Employee Stock Purchase Plan) or (y) long-term debt of the Company and its subsidiaries or any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the general affairs, management, financial position, stockholders’ equity or partners’ capital, as applicable, or results of operations of the Company and its subsidiaries, taken together as a whole;

(g) The Company and its subsidiaries have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property, and title to, or valid rights to lease or otherwise use, all personal property, which are material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) that would reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or partners’ capital, as applicable, or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”), other than Liens granted or to be granted to lenders under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part) and except as do not materially interfere with the use of such properties;

(h) Each of the Company and its subsidiaries listed on Schedule V hereto, which shall include each “significant subsidiary” (as defined in Rule 405 under the Act) of the Company (each, a “Designated Subsidiary”), (i) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) has been duly qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i) (solely with respect to Designated Subsidiaries) and (ii), where the failure to be so incorporated or organized or in good standing, or to be so qualified or to have such power or authority, would not reasonably be expected to have a Material Adverse Effect;

(i) (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus; (ii) all of the issued shares of capital stock of the Company, including the Class A Common Stock, including the Shares to be sold by the Selling Stockholders pursuant to this Agreement (other than the Shares to be issued to certain Selling Stockholders pursuant to an Exchange), have been duly and validly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; (iii) all of the Shares to be issued pursuant to an Exchange to certain Selling Stockholders have been duly and validly authorized and, at each Time of Delivery, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; (iv) none of the outstanding shares of capital stock of the Company (including the Shares) have been issued in violation of preemptive or other similar rights of any stockholder of the Company; and (v) (1) all of the issued shares of capital stock of each Designated Subsidiary that is a corporation have been duly and validly authorized and have been validly issued, are fully paid and non-assessable and (2) all of the issued equity interests of each such Designated Subsidiary that is a partnership or a limited liability company have been duly and validly authorized and validly issued, and in the case of clauses (1) and (2), except as otherwise set forth in the Pricing Disclosure Package, and to the extent owned by the Company, are owned directly or indirectly free and clear of all Liens, other than the Liens granted under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries as described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);

(j) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been waived or rights which have been disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(k) The sale of the Shares by the Selling Stockholders and the compliance by each Company Party with this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Designated Subsidiaries is a party or by which the Company or any of its Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of its Designated Subsidiaries is subject, (ii) violate any provision of the certificate of incorporation, certificate of formation, limited liability company agreement, by-laws, limited partnership agreement or similar organizational document, of the Company, or its Designated Subsidiaries, or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Designated Subsidiaries, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the First Time of Delivery (as defined in Section 6(a) hereof); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares by the Selling Stockholders or the consummation of the transactions contemplated hereby, except (A) for the registration under the Act of the Shares, (B) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (C) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (D) as disclosed in the Pricing Disclosure Package, (E) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the First Time of Delivery, and (F) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(l) Neither the Company nor any of its Designated Subsidiaries is (i) in violation of its certificate of incorporation, certificate of limited partnership, certificate of formation, by-laws, limited partnership agreement or similar organizational document, as applicable or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, for any such violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(m) The statements set forth in the Basic Prospectus forming part of the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company Parties, no such proceedings are threatened by governmental authorities or by others;

(o) The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(q) The consolidated historical financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and present fairly the financial position of the Company and its consolidated subsidiaries, as of the dates indicated, and the results of its operations and the changes in its partners’ capital/stockholders’ equity and cash flows for the periods specified (subject to the omission of footnotes and normal year end audit and other adjustments, as to any interim period financial statements); such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, subject to any limitations set out in the notes to the financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Act, to the extent applicable;

(r) PricewaterhouseCoopers LLP (“PwC”), who has audited certain consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, has advised the Company that it is an independent registered public accounting firm with respect to the Company, as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(t) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, to the knowledge of the Company Parties, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal control over financial reporting;

(u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective at a reasonable assurance level;

(v) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear to the best of the Company Parties’ knowledge of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”)) used in connection with their businesses, and the Company Parties have no knowledge of any breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other governmental or regulatory authority, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(w) This Agreement has been duly authorized, executed and delivered by each Company Party, and, when duly executed and delivered in accordance with its terms by each of the other parties hereto, will constitute a valid and legally binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Amended and Restated Limited Partnership Agreement, the Tax Receivable Agreements, the Exchange Agreement (as amended), the Registration Rights Agreement (each as defined in the Pricing Disclosure Package) and this Agreement conform in all material respects to the respective descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(x) Neither the Company nor any of its subsidiaries, nor any director, officer, employee, or, to the knowledge of the Company Parties, agent or representative of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws;

(y) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering laws, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company Parties, threatened;

(z) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company Parties, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Zaporizhzhia and Kherson regions of Ukraine, and other Covered Regions (as defined in the Executive Order 14065) of Ukraine identified pursuant to Executive Order 14065, Belarus, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”);

(aa) The Company and each of its subsidiaries collectively own, or have the valid and enforceable right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for them to conduct the Business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such valid and enforceable right to use would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package, no claim by any person has been asserted or is pending against the Company or any of its subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor has the Company received notice of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

(bb) The Company and its subsidiaries have filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed or have requested extensions thereof and have paid (i) all taxes shown to be due and payable on such returns and (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (A) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (B) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company and its subsidiaries). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, against the Company or any of its subsidiaries, except for liens or charges that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(cc) The Company and its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, necessary to own or lease, as the case may be, and to operate their properties and to carry on the Business as set forth in the Pricing Disclosure Package (“Permits”), except as disclosed in the Pricing Disclosure Package or where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd) Except as disclosed in the Pricing Disclosure Package, (i) the Company and its subsidiaries (x) are in compliance with all, and have not violated any, laws, rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or, as it relates to exposure to hazardous substances, the protection of human health or safety, the environment or natural resources or otherwise to the use, storage and disposal of, or exposure to, hazardous or toxic substances or wastes, pollutants or contaminants, including but not limited to asbestos and asbestos-containing materials (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated the terms or conditions of any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses (collectively, “Environmental Permits”); and (z) are not subject to any claim, litigation or proceeding, and have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws or Environmental Permits, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities arising under Environmental Laws or associated with Environmental Permits of or relating to the Company or its subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Pricing Disclosure Package, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws or Environmental Permits in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed that monetary sanctions of $300,000 or more will not be imposed against the Company or any of its subsidiaries, and (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws or Environmental Permits, or liabilities or other obligations under Environmental Laws or Environmental Permits or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect on the Company’s or any of its subsidiaries’ capital expenditures, earnings or competitive position;

(ee) There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company Parties, threatened, except as would not reasonably be expected to have a Material Adverse Effect. Since January 30, 2023, neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party, except as would not reasonably be expected to have a Material Adverse Effect;

(ff) The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of their business and the value of their properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(gg) None of the Company or any of its subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or has made a contribution and in which any employee of the Company or any of its subsidiaries is or has ever been a participant, which has not been satisfied in full or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(hh) None of the Company Parties and their respective subsidiaries have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

2. Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained, or will be obtained prior to the First Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder;

(b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) violate the provisions of any organizational or similar documents pursuant to which such Selling Stockholder was formed or is bound or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in the case of clause (i) or clause (iii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder and thereunder;

(c) Immediately prior to each Time of Delivery such Selling Stockholder will be the beneficial or record holder of the Shares to be sold by such Selling Stockholder hereunder with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Underwriters have no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the

“UCC”)) to such Shares, each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against such Underwriter;

(d) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto;

(e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(f) To the extent, but only to the extent, that any statements made in the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein in preparation of the answers to Item 7 of Form S-3, which information with respect to each Selling Stockholder shall consist of the name of such Selling Stockholder, the number of offered Shares and the address and other information with respect to such Selling Stockholder included in the “Principal and Selling Stockholders” section of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (the “Selling Stockholder Information”), the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made);

(g) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(h) Such Selling Stockholder will not knowingly directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions or (ii) to fund or facilitate any activities of or business in any Sanctioned Country, in each case, that would violate applicable Sanctions.

3. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase at a purchase price per share of $35.54 from each of the Selling Stockholders, the number of Firm Shares set forth opposite the respective name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

4. The Selling Stockholders hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 2,250,000 Optional Shares at the purchase price per share set forth in the paragraph above less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company and the Selling Stockholders, with copies to Debevoise & Plimpton LLP, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

5. Upon the authorization by the Selling Stockholders of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

6. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the respective accounts specified by each Selling Stockholder to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 A.M., New York time, on December 11, 2023 or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing and, with respect to the Optional Shares, 9:00 A.M., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross-receipt for the Shares and any additional documents requested by the Representatives pursuant to Section 10(l) and 10(m), will be delivered electronically at the offices of Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York 10001 (the “Closing Location”), and the Shares will be delivered through the book-entry facilities of DTC at such Time of Delivery. A meeting (held virtually, telephonically or otherwise) will be held at the Closing Location at 3:00 P.M., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

7. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery without the consent of the Representatives which shall not be unreasonably withheld; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares); to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for

additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice therereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 3:00 P.M., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with physical and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon any Representative’s request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many physical and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon any Representative’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many physical and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) (i) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock, or any such substantially similar securities or publicly disclose the intention to undertake any of the foregoing, or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than (1) the Shares to be sold by the Selling Stockholders hereunder, (2) the issuance, transfer, redemption, retirement or exchange of any shares of Common Stock or Partnership Interests (as defined in the Pricing Disclosure Package) in accordance with the Exchange Agreement (as amended), (3) any shares of Class A Common Stock or Partnership Interests issued upon the exercise of an option, warrant, the settlement of any deferred stock unit or vesting or settlement of any profit unit, appreciation right or restricted stock unit or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (4) any shares of Class A Common Stock issued or options to purchase Class A Common Stock or profit units, appreciation rights, restricted stock units or deferred stock units granted pursuant to employee benefit or compensation plans of the Company referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (5) any shares of Class A Common Stock, profit units, appreciation rights, restricted stock units, deferred stock units or other Class A Common Stock-based awards issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (6) the filing of any registration statement on Form S-8, (7) for the avoidance of doubt, the transactions contemplated by the Purchase and Redemption Agreement, as described in the Pricing Disclosure Package and the Prospectus or (8) the entry into an agreement providing for the issuance of Class A Common Stock or any securities convertible into or exercisable for Class A Common Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (y) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that the aggregate number of shares issued or issuable pursuant to this clause (8) does not exceed 10% of the outstanding shares of Class A Common Stock as of the date hereof (assuming all Partnership Interests outstanding are exchanged for newly issued shares of Class A Common Stock on a one-for-one basis, together with the retirement of all shares of Class B Common Stock outstanding) and prior to any such issuance, each recipient of any such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Annex I hereto), without having received a prior written waiver from each Representative;

(h) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i) To use its reasonable best efforts to maintain the listing of the Shares on the New York Stock Exchange (the “Exchange”);

8. (a) The Company represents and agrees that, without the prior consent of the Representatives, which shall not be unreasonably withheld, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder, severally and not jointly, represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and it will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed in Schedule III(a) and Schedule III(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as reasonably practicable to the Representatives and, if reasonably requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

9. The Company Parties covenant and agree with the several Underwriters that the Company Parties, jointly and severally, will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses of the Company in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iv) of this Section 9, shall not exceed $25,000; (iv) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this Section 9, shall not exceed $25,000; (v) the cost of preparing stock certificates, if applicable; (vi) the cost and charges of any transfer agent or registrar; (vii) the travel expenses incurred by or on behalf of representatives of any Company Party in connection with attending or hosting meetings with prospective purchasers of the Shares, and expenses associated with any electronic road show (it being understood that the Underwriters, collectively, shall bear one-half of the costs associated with any chartered aircraft); (viii) all expenses (except underwriter discounts and commissions) incident to the sale and delivery of the Shares to be sold to the Underwriters hereunder; (ix) any fees and expenses of counsel for the Selling Stockholders; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 9. Except as otherwise set forth in clause (viii) of the immediately preceding sentence, each of the Selling Stockholders, severally and not jointly, covenants that it will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. The provisions of this Section 9 shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses. It is understood, however, that except as provided in this Section 9, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of each Company Party and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to the Representatives its written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(c) (i) Debevoise & Plimpton LLP, New York counsel for the Company, shall have furnished to the Representatives its written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to the Representatives, and (ii) Richards, Layton & Finger P.A., Delaware counsel for the Company and Holdings, shall have furnished to the Representatives its written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d) (i) Debevoise & Plimpton LLP, New York counsel for the Selling Stockholders, (ii) Richards, Layton & Finger, P.A., Delaware counsel for CD&R Waterworks Holdings, LLC, a Delaware limited liability company, as Selling Stockholder, and (iii) Maples and Calder (Cayman) LLP, Cayman counsel for CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership, CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership, and CD&R Fund X-A Waterworks B, L.P., a Cayman Islands exempted limited partnership, as Selling Stockholders, shall have furnished to the Representatives their respective written opinions, in each case, in form and substance satisfactory to the Representatives, each dated such Time of Delivery;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PwC shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives and in accordance with professional auditing standards;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package; (ii) neither the Company nor any of its subsidiaries shall have entered into any transaction or agreement (whether or not in the ordinary course of business) or incurred any liability or obligation, direct or contingent, since the date of the last audited financial statements included or incorporated by reference in the Pricing Prospectus and (iii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or outstanding equity, as applicable, of the Company or its subsidiaries or the long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the (A) general affairs, management, financial position, stockholders’ equity or partners’ capital, as applicable, or results of operations of the Company and its subsidiaries, taken together as a whole or (B) the performance by each Company Party of its respective obligations hereunder, in each case other than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i), (ii) or (iii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on, or by, as the case may be, any of the Exchange or The NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each executive officer, director and stockholder (including the Selling Stockholders) of the Company listed in Schedule IV hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to the Representatives;

(k) The Company shall have complied with the provisions of Section 7(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(l) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Underwriters may reasonably request as to the matters set forth in subsections (a) and (g) of this Section 10;

(m) The Selling Stockholders shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Selling Stockholders, satisfactory to the Underwriters, as to the accuracy of the representations and warranties of the Selling Stockholders herein at and as of such Time of Delivery, as to the performance by the Selling Stockholders of all of their obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as the Underwriters may reasonably request; and

(n) On or prior to the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Company and the Selling Stockholders, in form and substance satisfactory to the Representatives, along with such additional supporting documentation as the Representatives has requested in connection with the verification of the foregoing certificate.

11. (a) The Company Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of an Underwriter involved on behalf of the Underwriter in the distribution process for the Shares) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Pricing Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) of the Act (a “Road Show”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company Parties shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of an Underwriter involved on behalf of the Underwriter in the distribution process for the Shares) against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (taken together with the Pricing Prospectus) or any Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any

amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Road Show, in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Road Show, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder and (ii) the per share net proceeds to the Selling Stockholder (after deducting underwriting discounts and commissions but before any other applicable expenses) as forth in the Pricing Prospectus.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company Parties, each Selling Stockholder and each person, if any, who controls any Company Party or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors and employees against any losses, claims, damages or liabilities to which the Company Parties or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (taken together with the Pricing Prospectus) or any Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Road Show, in reliance upon and in conformity with written information furnished to the Company Parties by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company Parties and any Selling Stockholder for any legal or other expenses reasonably incurred by the Company Parties or such Selling Stockholder or such in connection with investigating or defending any such action or claim as such expenses are incurred. The Company Parties and each of the Selling Stockholders acknowledge that the following statements constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Road Show (the “Underwriter Information”): the names of the Underwriters and the statements in the fifth, eleventh, twelfth, thirteenth, fifteenth and eighteenth paragraphs, along with the first sentence of the seventeenth paragraph, under the heading “Underwriting” contained in the Pricing Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding); provided that the fees and expenses of such separate firm of attorneys and any local counsel shall be reasonably incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action effected without its prior written consent.

(e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company Parties and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the respective relative fault of the Company Parties, Selling Stockholders, and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholders and the Underwriters from the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company Parties, the Selling Stockholders, or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company Parties, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint; provided, further, that the liability of any Selling Stockholder pursuant to this subsection (e) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder and (ii) the per share net proceeds to such Selling Stockholder (after deducting underwriting discounts and commissions) as set forth in the Pricing Prospectus.

(f) The obligations of the Company Parties and the Selling Stockholders under this Section 11 shall be in addition to any liability which the Company Parties and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Company Party and to each person, if any, who controls any Company Party or any Selling Stockholder within the meaning of the Act.

12. If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, then this Agreement (or with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, any Selling Stockholder or any Company Party, except for the expenses to be borne by the Company Parties, the Underwriters and the Selling Stockholders as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company Parties, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, Company Party or Selling Stockholder or any officer or director or controlling person of such Company Party or Selling Stockholder, and shall survive delivery of and payment for the Shares.

14. If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company Parties nor any Selling Stockholder shall be under any liability to any Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason any Shares are not delivered by or on behalf of any Selling Stockholder as provided herein, (x) the Company Parties, jointly and severally, or (y) if such failure to deliver any Shares arises from the breach of a representation, warranty or covenant by any Selling Stockholder, such Selling Stockholder or Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder or Selling Stockholders hereunder) will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither any Company Party nor any Selling Stockholder shall then be under any further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

15. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company Parties and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: 1-646-291-1469); Attention: General Counsel and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; if to the Company Parties shall be delivered or sent by email to the address of the Company set forth on the cover of the Registration Statement, Attention: Mark G. Whittenburg, General Counsel and Secretary (email: Mark.Whittenburg@coreandmain.com), copy to Paul M. Rodel (email: pmrodel@debevoise.com) and if to any Selling Stockholder or any other stockholder that has delivered a lock-up letter described in Section 10(j) hereof, shall be delivered or sent by mail or facsimile transmission to counsel therefor at its address as set forth in Schedule II hereto or such other address provided in writing to the Company thereby; provided, however, that any notice to an Underwriter pursuant to Section 11(d) hereof shall be delivered or sent by mail facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company and the Selling Stockholders by the Representatives on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company Parties and the Selling Stockholders and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of each of the Company Parties and each person who controls any Company Party, Selling Stockholder or Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19. Each of the Company Parties and each of the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto. Moreover, each Selling Stockholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” letter, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company Parties, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

21. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22. Each Company Party, Selling Stockholder and Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 23:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company Parties for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Remainder of page intentionally left blank]

Very truly yours, CORE & MAIN, INC.

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

CORE & MAIN HOLDINGS, LP

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

CD&R WATERWORKS HOLDINGS, LLC

By:	CD&R Waterworks Holdings, L.P.,
its manager

By:	CD&R Waterworks Holdings GP, Ltd.,

its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

[Signature Page to Underwriting Agreement]

CD&R FUND X ADVISOR WATERWORKS B, L.P.

By:	CD&R Waterworks Holdings GP, Ltd.,

its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R FUND X WATERWORKS B1, L.P.

By:	CD&R Waterworks Holdings GP, Ltd.,

its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R FUND X-A WATERWORKS B, L.P.

By:	CD&R Waterworks Holdings GP, Ltd.,

its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof Citigroup Global Markets Inc.
By:	/s/ Neeraj Vasudev
Name: Neeraj Vasudev
Title: Managing Director

For itself and on behalf of

the several Underwriters listed

in Schedule I hereto

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. Morgan Securities LLC

By:	/s/ Manoj Vemula
Name: Manoj Vemula
Title: Executive Director

For itself and on behalf of

the several Underwriters listed

in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.	7,500,000	1,125,000
J.P. Morgan Securities LLC	7,500,000	1,125,000
Total	15,000,000	2,250,000

Schedule I-1

SCHEDULE II

Selling Stockholder	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
CD&R Fund X Advisor Waterworks B, L.P.	57,129	8,569
CD&R Fund X Waterworks B1, L.P.	8,550,729	1,282,609
CD&R Fund X-A Waterworks B, L.P.	769,325	115,399
CD&R Waterworks Holdings, LLC	5,622,817	843,423
Total	15,000,000	2,250,000

Schedule II-1

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(b) Additional Documents Incorporated by Reference:

None

(c) Issuer Free Writing Prospectuses and other information other than the Pricing Prospectus that comprises the Pricing Disclosure Package:

The number of Firm Shares is 15,000,000.

The number of Optional Shares is 2,250,000.

The First Time of Delivery is December 11, 2023.

Schedule III-1

SCHEDULE IV

Directors, Officers and Stockholders Subject to Lock-Up

Stephen O. LeClair	CD&R Fund X Advisor Waterworks B, L.P.

Mark R. Witkowski	CD&R Fund X Waterworks B1, L.P.

Mark G. Whittenburg	CD&R Fund X-A Waterworks B, L.P.

Laura K. Schneider	CD&R Waterworks Holdings, LLC

Bradford A. Cowles

John R. Schaller

Jeffrey D. Giles

James G. Berges

James G. Castellano

Dennis G. Gipson

Orvin T. Kimbrough

Kathleen M. Mazzarella

Margaret M. Newman

Ian A. Rorick

Nathan K. Sleeper

Jonathan L. Zrebiec Bhavani Amirthalingam Robert M. Buck

Schedule IV-1

SCHEDULE V

Designated Subsidiaries

Core & Main Holdings, LP

Core & Main LP

Core & Main Midco, LLC

Core & Main Intermediate GP, LLC

Core & Main Connector, LLC

Schedule V-1

ANNEX I

[Form of lock up agreement]

December 6, 2023

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o	Citigroup Global Markets Inc.,

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

Re:	Core & Main, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Core & Main, Inc., a Delaware corporation (the “Company”), Core & Main Holdings, LP, a Delaware limited partnership, and the Selling Stockholders listed on Schedule II to the Underwriting Agreement, providing for the public offering (the “Public Offering”), by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) of the Company pursuant to a Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to offer and sell the Class A Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of each Representative on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, in each case subject to the exceptions set forth in this letter agreement (this “Letter Agreement”), during the period beginning on the date of this Letter Agreement and ending at the close of business 45 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) owned by the undersigned as of the date hereof (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing, provided that, for the avoidance of doubt, to the extent that the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights in respect of a registration to become effective following the expiration of the Restricted Period and undertaking preparations related thereto (which, for the avoidance of doubt, shall not include any filing with the SEC). The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities, without the prior written consent of the Representatives,

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will, other testamentary document or intestacy,

(iii) to any member of the undersigned’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) (1) to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owners of all of the outstanding equity securities or similar interests; (2) to a corporation, member, partner, partnership, limited liability company, trust or other entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned; or (3) to any investment fund or other entity controlling, controlled or managed by, or under common control with the undersigned or affiliates of the undersigned (including where the undersigned is a partnership, to a successor partnership or fund, or any other funds managed by such partnership),

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, as part of a distribution to members, stockholders, partners or equityholders of the undersigned or its affiliates (including a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned),

(vii) by operation of law, pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency,

(viii) to the Company from an employee (or “associate”) of the Company upon death, disability or termination of employment, in each case, of such employee (or “associate”),

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in the Public Offering or in open market transactions on or after the date of the Prospectus,

(x) to the Company in connection with the vesting, settlement, or exercise of any profit units, appreciation rights, restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax withholding and remittance payments due as a result of the vesting, settlement, or exercise of such profit units, appreciation rights, restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such profit units, appreciation rights, restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan that is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all or substantially all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement, or

(xii) as transfers in connection with bona fide gifts of the Lock-Up Securities to charitable organizations by certain partners and employees of the undersigned, its affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned.

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii) or (xii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in substantially the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (ix) or (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13G or Schedule 13G/A, Schedule 13D or Schedule 13D/A, or Schedule 13F, each of which shall clearly indicate therein the nature and conditions of such transfer) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii), (viii) or (xii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units, profits units, appreciation rights or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily during the Restricted Period in connection with the establishment of such trading plan;

(e) sell Lock-Up Securities pursuant to a 10b5-1 Plan existing on the date hereof; provided that (1) the undersigned may not amend, alter or modify any such plan in a manner that would provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no public announcement in connection with the transfer of Lock-Up Securities shall be made, voluntarily or otherwise, during the Restricted Period, other than filings required under the Exchange Act; and provided, further, that the undersigned shall include a statement in any such required filing to the effect that such transfer was made pursuant to a 10b5-1 Plan adopted prior to the date of the Public Offering;

(f) exchange any Partnership Interests, together with the retirement of a corresponding number of shares of Class B Common Stock, for shares of Class A Common Stock, provided that (i) such shares of Class A Common Stock remain subject to the terms of this Letter Agreement and no transfer of the shares of Class A Common Stock received upon exchange may be made during the Restricted Period other than as expressly provided herein, and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange, such announcement or filing shall include a statement to the effect that such exchange (x) occurred pursuant to the Exchange Agreement, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (y) any shares of Class A Common Stock received remain subject to ongoing compliance with this Letter Agreement;

(g) sell the Lock-Up Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement; and

(h) effect the transactions contemplated by the Purchase and Redemption Agreement, as described in the Pricing Disclosure Package and the Prospectus.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company directed Shares the undersigned may purchase in the Public Offering.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Class A Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Letter Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the date the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the date Underwriting Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Class A Common Stock to be sold thereunder, and (iii) December 6, 2023, in the event that the Underwriting Agreement has not been executed on or before that date. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement supersedes all prior agreements and understandings (whether written or oral) between the undersigned and the Underwriters, or any of them, with respect to the subject matter hereof.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of page intentionally left blank]

Very truly yours,

[NAME OF STOCKHOLDER, OFFICER OR DIRECTOR]

By:
Name:
Title: